UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported):	May 18, 2006

TAUBMAN CENTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Michigan	1-11530	38-2033632
(State of Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

200 East Long Lake Road, Suite 300,
Bloomfield Hills, Michigan	48303-0200
(Address of Principal Executive Office)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(248) 258-6800

None

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.      UNREGISTERED SALES OF EQUITY SECURITIES.

        On May 18, 2006, Taubman Centers, Inc. (the “Company”) issued and sold (the “Offering”) 4,520,000 shares of Series I Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (the “Series I Preferred Stock”), to Wachovia Investment Holdings, LLC (the “Purchaser”) for an aggregate cash purchase price of $113 million.

        The Series I Preferred Stock was sold by the Company to the Purchaser in reliance upon the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company believes such shares are exempt from registration under Section 4(2) of the Securities Act because they were offered and sold to one person, whom the Company believes is a sophisticated investor, and the person acquired such shares for investment without a view towards resale or further distribution. The Purchaser also made customary representations to the Company as to the foregoing. Restrictive legends stating that the Series I Preferred Stock may not be offered and sold absent registration under the Securities Act or an applicable exemption therefrom was placed on the stock certificate evidencing such shares. The Company believes no form of general solicitation or general advertising was made in connection with the Offering.

        The proceeds from the Offering were used to redeem all of the outstanding shares of Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) on May 18, 2006 for $25.2709028 per share, which includes accrued and unpaid dividends.

        In connection with the Offering, the Company paid $3,559,500 in fees to the Purchaser. However, a portion of these fees can be effectively set off due to the Company’s right of redemption at redemption prices below par during the first year. The redemption prices are as follows: (i) 97.20% of par on or before the 60th day following the date of original issue, (ii) 97.85% of par after the 60th day and on or before the 180th day, (iii) 98.35% of par after the 180th day and on or before the 270th day, (iv) 98.85% of par after the 270th day and on or before the 365th day, and (v) 100% of par thereafter. As such, the Company expects to redeem the Series I Preferred Stock within 60 days of issuance and expects to recognize a charge of approximately $0.4 million at such time, representing the difference between the carrying value and the redemption price of the Series I Preferred Stock.

Item 5.03.      AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

        On May 16, 2006, in connection with the Offering described in Item 3.02 above, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Restated Articles of Incorporation, as amended (the “Restated Articles”), with the State of Michigan, which became effective on May 18, 2006. The Certificate of Amendment classifies 4,520,000 of the Company’s authorized but unissued shares of preferred stock as “Series I Cumulative Redeemable Preferred Stock”.

        The Series I Preferred Stock will pay dividends at a floating rate equal to 3-month LIBOR plus 1.25 percent. If the issue is not redeemed within 60 days after the closing date, the spread over LIBOR will increase to 3.00 percent, which is further increased on a month to month basis after 180 days. Dividends are payable quarterly in arrears on or about the last day of March, June, September and December until May 17, 2007; thereafter, they are payable monthly in arrears. Upon a change of control (as defined in the Certificate of Amendment), the annual dividend rate shall be increased by 1%.

        The Company, at its option and at any time, may redeem all, but not less than all, of the Series I Preferred Stock for a cash redemption price of $25.00 per share, plus all accrued and unpaid dividends to the redemption date. The Series I Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and is not convertible or exchangeable for any other property or securities. Holders of the Series I Preferred Stock will generally have no voting rights, except under specified, limited circumstances.

        The Series I Preferred Stock ranks (a) junior to any other series of preferred stock established by the Company in the future, the terms of which specifically provide that such series ranks prior to the Series I Preferred Stock as to the payment of dividends and distributions of assets upon liquidation, winding up or dissolution, (b) on parity with the 8.20% Series F Cumulative Redeemable Preferred Stock, 8% Series G Cumulative Redeemable Preferred Stock, 7.625% Series H Cumulative Redeemable Preferred Stock and any other series of preferred stock established by the Company in the future, the terms of which specifically provide that such series ranks on parity with the Series I Preferred Stock as to the payment of dividends and distributions of assets upon liquidation, winding up or dissolution, and (c) prior to the Company’s common stock, Series B Non-Participating Convertible Preferred Stock and any other class or series of capital stock established by the Company in the future, the terms of which specifically provide that such class or series of capital stock shall rank junior to the Series I Preferred Stock as to the payment of dividends and distribution of assets upon liquidation, winding up or dissolution.

        The foregoing description is qualified in its entirety by the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 8.01.      OTHER EVENTS.

        On May 18, 2006, the Company redeemed all of the outstanding shares of Series A Preferred Stock for an aggregate purchase price of approximately $114.2 million, which includes approximately $1.2 million in respect of the accrued and unpaid dividends to the date of redemption. As of such redemption, dividends have ceased to accrue on the Series A Preferred Stock and holders of Series A Preferred Stock have no rights other than the right to receive the redemption price, without interest, upon surrender of their shares.

Item 9.01.      FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The following Exhibits are filed with this report:

Exhibit 3.1	Description Amendment to the Company's Restated Articles of Incorporation, as amended, effective May 18, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2006	TAUBMAN CENTERS, INC.

By: /s/ Lisa A. Payne

Lisa A. Payne
Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit 3.1	Description Amendment to the Company's Restated Articles of Incorporation, as amended, effective May 18, 2006.